EXHIBIT 21
                                                     ----------


               CHIQUITA BRANDS INTERNATIONAL, INC.
                ---------------------------------

                          SUBSIDIARIES
                          ------------


   As of March 29, 2001, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                         Percent of
                                                     Voting Securities
                                        Organized         Owned by
                                      Under Laws of  Immediate Parent
                                     --------------  ----------------
Chiquita Brands, Inc.                   Delaware           100%
  American Produce Company              Delaware           100%
  Chiquita Banana Company B.V.          Netherlands        100%
    Chiquita Finland Oy                 Finland            100%
    Chiquita Italia, S.p.A.             Italy              100%
    Chiquita Tropical Fruit Company
      B.V.                              Netherlands        100%
  Chiquita Brands Company, North
    America                             Delaware           100%
    CB Containers, Inc.                 Delaware           100%
    OV Containers, Inc.                 Delaware           100%
  Chiquita Citrus Packers, Inc.         Delaware            80%
  Chiquita Compagnie des Bananes        France             100%
  Chiquita Frupac Inc.                  Delaware           100%
  Chiquita Gulf Citrus, Inc.            Delaware           100%
  Chiquita International Trading
    Company                             Delaware           100%
    Chiquita Far East Holdings B.V.     Netherlands        100%
    Chiquita International Limited      Bermuda            100%
      Compania Bananera Atlantica
        Limitada                        Costa Rica         100%
      Great White Fleet Ltd.            Bermuda            100%
        BVS Ltd.                        Bermuda            100%
        CDV Ltd.                        Bermuda            100%
        CDY Ltd.                        Bermuda            100%
        CRH Shipping Ltd.               Bermuda            100%
        Danfund Ltd.                    Bermuda            100%
        Danop Ltd.                      Bermuda            100%
        DSF Ltd.                        Bermuda            100%
        GPH Ltd.                        Bermuda            100%
        Great White Fleet (US) Ltd.     Bermuda            100%
        NCV Ltd.                        Bermuda            100%
        Norvel Ltd.                     Bermuda            100%
      Tela Railroad Company Ltd.        Bermuda            100%
    M.M. Holding Ltd.                   Bermuda            100%

                                        (Continued)


                                               EXHIBIT 21 (cont.)
                                               ------------------

               CHIQUITA BRANDS INTERNATIONAL, INC.
               ----------------------------------
                          SUBSIDIARIES
                          ------------

                                                          Percent of
                                                      Voting Securities
                                        Organized          Owned by
                                      Under Laws of   Immediate Parent
                                      -------------   ----------------
  Chiquita Tropical Products
    Company                            Delaware             100%
  Chiriqui Land Company                Delaware             100%
  Compania Agricola del Guayas         Delaware             100%
  Compania Agricola de Rio Tinto       Delaware             100%
  Compania Mundimar, S.A.              Costa Rica           100%
  Friday Holdings, L.L.C.              Delaware             100%
    Chiquita Processed Foods,
      L.L.C.                           Delaware             100%
  Maritrop Trading L.L.C.              Delaware             100%
  Progressive Produce Corporation      Ohio                 100%


  The names of approximately 200 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and controlled majority-owned subsidiaries.